JSW JEWETT SCHWARTZ WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS

September 14, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Spine Pain Management, Inc.
File 000-27407

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Spine Pain Management, Inc. dated September 13, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
September 14, 2010